Exhibit 99.1

FOR IMMEDIATE RELEASE: MAY 1, 2023

LEGGETT & PLATT REPORTS 1Q RESULTS

Carthage, MO, May 1, 2023 —

•	1Q sales of $1.21 billion, an 8% decrease vs 1Q22

•	1Q EBIT of $89 million, down $48 million vs 1Q22

•	1Q EPS of $.39, a decrease of $.27 vs 1Q22

•	2023 guidance unchanged: sales of $4.8–$5.2 billion; EPS of $1.50–$1.90

President and CEO Mitch Dolloff commented, “We delivered first quarter results that were above our expectations but lower than our record first quarter results last year. Operating results were largely in line with our expectations, but several expenses were lower than expected in the first quarter. Given continued demand volatility, our full year guidance range remains unchanged.

“Our diverse portfolio of businesses, our solid financial position, and the ingenuity and agility of our employees continue to help us navigate challenging markets. We are focused on improving the things that we can control and continuing to mitigate the macroeconomic impacts on our business. We are working with our customers on new product opportunities, continuing our focus on improving operating efficiency, and driving strong cash management. Our financial discipline allows us to withstand periods of economic uncertainty and enables us to manage our company for long-term success.”

FIRST QUARTER RESULTS

First quarter sales were $1.21 billion, an 8% decrease versus first quarter last year

•	Organic sales[1] were down 11%

•	Volume was down 7%, primarily from demand softness in residential end markets, partially offset by growth in our Automotive, Aerospace, and Hydraulic Cylinders businesses

•	Raw material-related selling price decreases reduced sales 3%

•	Currency impact decreased sales 1%

•	Acquisitions, net of divestitures, increased sales 3%

First quarter EBIT was $89 million, down $48 million or 35% from first quarter 2022 EBIT.

•	EBIT decreased primarily from lower volume and lower metal margin in our Steel Rod business

•	EBIT margin was 7.4%, down from 10.4% in the first quarter of 2022

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EBIT was better than anticipated due to several factors totaling approximately $20 million: including lower incentive compensation, favorable medical claims and other insurance trends, lower bad debt expense, a reduction to a contingent purchase price liability associated with a prior year acquisition, and pandemic-related cost reimbursements

First quarter EPS was $.39, a $.27 decrease versus first quarter 2022 EPS of $.66, reflecting lower EBIT.

[1]	Trade sales excluding acquisitions/divestitures in the last 12 months

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[2] was 2.88x trailing 12-month adjusted EBITDA[2]

•	Debt at March 31

•	Total debt of $2.1 billion, including $317 million of commercial paper outstanding

•	No significant maturities until November 2024

•	Operating cash flow was $97 million in the first quarter, an increase of $58 million versus first quarter 2022, reflecting a smaller use of cash for working capital partially offset by lower earnings

•	Capital expenditures were $38 million

•	Total liquidity was $870 million at March 31

•	$345 million cash on hand

•	$525 million in capacity remaining under revolving credit facility

DIVIDEND

•	In February, Leggett & Platt’s Board of Directors declared a $.44 per share first quarter dividend, two cents higher than last year’s first quarter dividend

•	At an annual indicated dividend of $1.76 per share, the yield is 5.4% based upon Friday’s closing stock price of $32.31 per share

STOCK REPURCHASES

•	Net issuances of .5 million shares through employee benefit plans

•	Shares outstanding at the end of the first quarter were 133.1 million

2023 GUIDANCE

•	Full year 2023 sales and EPS guidance unchanged

•	Sales are expected to be $4.8–$5.2 billion, -7% to +1% versus 2022

•	Volume at the midpoint expected to be down low single digits:

•	Down low single digits in Bedding Products Segment

•	Up high single digits in Specialized Products Segment

•	Down low single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales mid-single digits

•	Acquisitions completed in 2022 expected to add ~3% to sales

•	EPS is expected to be $1.50–$1.90

•	Earnings at the midpoint primarily reflects:

•	Metal margins down mid-teens

•	Lower volume in some businesses

•	Moderate pricing pressure from deflation

•	Based on this framework, EBIT margin should be 7.5% to 8.0%

•	Additional expectations:

•	Depreciation and amortization $200 million

•	Net interest expense $85 million

•	Effective tax rate 24%

•	Fully diluted shares 137 million

•	Operating cash flow $450–$500 million

•	Capital expenditures $100–$130 million

•	Dividends $240 million

•	Minimal acquisitions and share repurchases

[2]	Please refer to attached tables for Non-GAAP Reconciliations

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SEGMENT RESULTS – First Quarter 2023 (versus 1Q 2022)

Bedding Products –

•	Trade sales decreased 17%

•	Volume decreased 9%, primarily due to demand softness in U.S. bedding markets and lower trade demand in our Steel Rod and Drawn Wire businesses

•	Raw material-related selling price decreases reduced sales 7%

•	Currency impact decreased sales 1%

•	EBIT decreased $43 million, primarily from lower metal margin, lower volume, and lower overhead recovery

Specialized Products –

•	Trade sales increased 21%

•	Volume increased 11% from growth across the segment

•	Raw material-related price increases added 2%

•	Currency impact decreased sales 5%

•	Hydraulic Cylinders acquisition completed in August 2022 added 13%

•	EBIT increased $8 million, primarily from higher volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 13%

•	Volume decreased 15%, with declines across the segment

•	Raw material-related selling price increases of 1% were offset by currency impact of 1%

•	Textiles acquisitions added 2%

•	EBIT decreased $14 million, primarily from lower volume

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, May 2. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 140-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 135 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to the amount of the Company’s forecasted 2023 full-year volume growth; acquisition sales growth; sales, EPS, capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; lower metal margins in our Steel Rod business; moderate pricing pressure from deflation; and minimal acquisitions and share repurchases. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those

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envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, our liquidity impacting our ability to pay our obligations as they come due, margins, cash flow, costs, and financial condition caused by: the Russian invasion of Ukraine; global inflationary impacts; macro-economic impacts; pandemics; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to remain fully operational and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring-related costs; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity; our capital expenditures; our ability to collect trade receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials (including semiconductors and chemicals) due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our components in their finished products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity breaches; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action or labor strikes; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	May 1, 2023

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2023	2022	Change
Trade sales	$1,213.6	$1,322.3	(8)%
Cost of goods sold	995.0	1,055.0

Gross profit	218.6	267.3	(18)%
Selling & administrative expenses	116.0	111.7	4%
Amortization	16.9	17.0
Other expense (income), net	(3.6)	1.0

Earnings before interest and taxes	89.3	137.6	(35)%
Net interest expense	21.0	19.5

Earnings before income taxes	68.3	118.1
Income taxes	14.8	27.7

Net earnings	53.5	90.4
Less net income from noncontrolling interest	—	—

Net Earnings Attributable to L&P	$53.5	$90.4	(41)%

Earnings per diluted share
Net earnings per diluted share	$0.39	$0.66	(41)%
Shares outstanding
Common stock (at end of period)	133.1	133.5	(0.3)%
Basic (average for period)	135.9	136.6
Diluted (average for period)	136.3	136.9	(0.4)%

CASH FLOW	FIRST QUARTER
(In millions)	2023	2022	Change
Net earnings	$53.5	$90.4
Depreciation and amortization	45.4	45.7
Working capital decrease (increase)	(18.8)	(114.4)
Impairments	—	—
Other operating activities	16.6	17.3

Net Cash from Operating Activities	$96.7	$39.0	148%
Additions to PP&E	(37.7)	(18.7)
Purchase of companies, net of cash	—	—
Proceeds from business and asset sales	0.5	2.4
Dividends paid	(58.3)	(56.0)
Repurchase of common stock, net	(5.2)	(21.6)
Additions (payments) to debt, net	28.5	20.9
Other	3.5	(0.4)

Increase (Decrease) in Cash & Equivalents	$28.0	$(34.4)

FINANCIAL POSITION	Mar 31,	Dec 31,
(In millions)	2023	2022	Change
Cash and equivalents	$344.5	$316.5
Receivables	718.2	675.0
Inventories	892.7	907.5
Other current assets	59.4	59.0

Total current assets	2,014.8	1,958.0	3%
Net fixed assets	786.6	772.4
Operating lease right-of-use assets	221.1	195.0
Goodwill	1,473.6	1,474.4
Intangible assets and deferred costs, both at net	773.9	786.3

TOTAL ASSETS	$5,270.0	$5,186.1	2%

Trade accounts payable	$552.2	$518.4
Current debt maturities	8.9	9.4
Current operating lease liabilities	55.1	49.5
Other current liabilities	352.4	390.8

Total current liabilities	968.6	968.1	0%

Long-term debt	2,108.9	2,074.2	2%
Operating lease liabilities	175.9	153.6
Deferred taxes and other liabilities	349.5	348.8
Equity	1,667.1	1,641.4	2%

Total Capitalization	4,301.4	4,218.0	2%

TOTAL LIABILITIES & EQUITY	$5,270.0	$5,186.1	2%

LEGGETT & PLATT	Page 6 of 7	May 1, 2023

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2023	2022	Change
Bedding Products
Trade sales	$528.5	$639.4	(17)%
EBIT	33.3	76.2	(56)%
EBIT margin	6.3%	11.9%	-560 bps [2]
Depreciation and amortization	25.6	26.2

EBITDA	58.9	102.4	(42)%
EBITDA margin	11.1%	16.0%	-490 bps
Specialized Products
Trade sales	$320.7	$264.1	21%
EBIT	28.7	20.3	41%
EBIT margin	8.9%	7.7%	120 bps
Depreciation and amortization	10.7	10.8

EBITDA	39.4	31.1	27%
EBITDA margin	12.3%	11.8%	50 bps
Furniture, Flooring & Textile Products
Trade sales	$364.4	$418.8	(13)%
EBIT	28.3	42.7	(34)%
EBIT margin	7.8%	10.2%	-240 bps
Depreciation and amortization	5.8	5.9

EBITDA	34.1	48.6	(30)%
EBITDA margin	9.4%	11.6%	-220 bps
Total Company
Trade sales	$1,213.6	$1,322.3	(8)%
EBIT - segments	90.3	139.2	(35)%
Intersegment eliminations and other	(1.0)	(1.6)

EBIT	89.3	137.6	(35)%
EBIT margin	7.4%	10.4%	-300 bps
Depreciation and amortization - segments	42.1	42.9
Depreciation and amortization - unallocated [4]	3.3	2.8

EBITDA	$134.7	$183.3	(27)%
EBITDA margin	11.1%	13.9%	-280 bps

LAST SIX QUARTERS	2021	2022				2023
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,332.9	1,322.3	1,334.2	1,294.4	1,195.8	1,213.6
Sales growth (vs. prior year)	13%	15%	5%	(2)%	(10)%	(8)%
Volume growth (same locations vs. prior year)	(5)%	(4)%	(6)%	(8)%	(12)%	(7)%
Adjusted EBIT [3]	152.2	137.6	143.0	113.2	91.2	89.3
Cash from operations	190.9	39.0	89.8	65.5	247.1	96.7
Adjusted EBITDA (trailing twelve months) [3]	755.1	764.6	760.3	726.8	664.8	616.2
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.29	2.32	2.39	2.63	2.66	2.88
Organic Sales (Vs. Prior Year) [6]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	15%	16%	—%	(12)%	(19)%	(17)%
Specialized Products	(4)%	2%	8%	19%	5%	8%
Furniture, Flooring & Textile Products	17%	17%	10%	—%	(13)%	(15)%
Overall	11%	13%	5%	(3)%	(12)%	(11)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	May 1, 2023

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 9

Non-GAAP Adjustments [7]	2021	2022				2023
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Non-GAAP Adjustments (Pretax)	—	—	—	—	—	—
Income tax impact	—	—	—	—	—	—

Non-GAAP Adjustments (After Tax)	—	—	—	—	—	—

Diluted shares outstanding	137.0	136.9	136.7	136.1	136.1	136.3
EPS Impact of Non-GAAP Adjustments	—	—	—	—	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2021	2022				2023
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,332.9	1,322.3	1,334.2	1,294.4	1,195.8	1,213.6
EBIT (earnings before interest and taxes)	152.2	137.6	143.0	113.2	91.2	89.3
Non-GAAP adjustments (pretax)	—	—	—	—	—	—

Adjusted EBIT	152.2	137.6	143.0	113.2	91.2	89.3

EBIT margin	11.4%	10.4%	10.7%	8.7%	7.6%	7.4%
Adjusted EBIT Margin	11.4%	10.4%	10.7%	8.7%	7.6%	7.4%

EBIT	152.2	137.6	143.0	113.2	91.2	89.3
Depreciation and amortization	46.5	45.7	44.5	44.1	45.5	45.4

EBITDA	198.7	183.3	187.5	157.3	136.7	134.7
Non-GAAP adjustments (pretax)	—	—	—	—	—	—

Adjusted EBITDA	198.7	183.3	187.5	157.3	136.7	134.7

EBITDA margin	14.9%	13.9%	14.1%	12.2%	11.4%	11.1%
Adjusted EBITDA Margin	14.9%	13.9%	14.1%	12.2%	11.4%	11.1%

Diluted EPS	0.77	0.66	0.70	0.52	0.39	0.39
EPS impact of non-GAAP adjustments	—	—	—	—	—	—

Adjusted EPS	0.77	0.66	0.70	0.52	0.39	0.39

Net Debt to Adjusted EBITDA [8]	2021	2022				2023
	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	2,090.3	2,104.4	2,090.8	2,141.0	2,083.6	2,117.8
Less: cash and equivalents	(361.7)	(327.3)	(269.9)	(226.2)	(316.5)	(344.5)

Net debt	1,728.6	1,777.1	1,820.9	1,914.8	1,767.1	1,773.3
Adjusted EBITDA, trailing 12 months	755.1	764.6	760.3	726.8	664.8	616.2

Net Debt / 12-month Adjusted EBITDA	2.29	2.32	2.39	2.63	2.66	2.88

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[9]	Calculations impacted by rounding.